As filed with the Securities and Exchange Commission on November 13, 2015

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LaSalle Hotel Properties

(Exact name of registrant as specified in its charter)

Maryland	6798	36-4219376
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

7550 Wisconsin Avenue, 10th Floor

Bethesda, Maryland 20814

(301) 941-1500

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Bruce A. Riggins

Executive Vice President, Chief Financial Officer and Secretary

LaSalle Hotel Properties

7550 Wisconsin Avenue, 10th Floor

Bethesda, Maryland 20814

(301) 941-1500

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Kerry E. Johnson, Esq.

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Floor

New York, New York 10020

Tel: (212) 335-4500

Fax: (212) 335-4501

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered*	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price(1)	Amount of registration fee(2)
LaSalle Hotel Properties
Common Shares
Preferred Shares
Debt Securities(3)
Depositary Shares(4)
Warrants

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees.
(2)	In reliance on and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees, except for $31,379 of unutilized fees that may be carried forward on specific prospectus supplements hereto that have already been paid with respect to the $230,057,324 of securities that were previously registered pursuant to a prior registration statement on Form S-3 (No. 333-185081) filed on November 21, 2012 and were not sold thereunder. Such fee was paid in connection with a 424(b)(2) filed by the registrant on February 20, 2013 under such registration statement. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, such unutilized filing fees may be applied to the filing fees payable pursuant to this registration statement.
(3)	If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price.
(4)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional preferred share or multiple preferred shares and will be evidenced by a depositary receipt.
*	Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendment pursuant to Rule 413.

PROSPECTUS

Common Shares

Preferred Shares

Debt Securities

Depositary Shares

Warrants to Purchase Common Shares or Preferred Shares

We or any selling shareholder may offer, issue and sell from time to time, together or separately, the securities described in this prospectus.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we or any selling shareholder may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We or any selling shareholder may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities. We will not receive any of the proceeds from the sale of securities by any selling shareholder.

Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “LHO.” On November 12, 2015, the last reported sale price of our common shares on the NYSE was $29.23 per share.

To assist us in qualifying as a real estate investment trust for federal income tax purposes (“REIT”), among other reasons, our declaration of trust contains certain restrictions relating to the ownership and transfer of our shares of beneficial interest. See “Description of Shares of Beneficial Interest—Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves risks. You should carefully read and consider the information under “Risk Factors” included in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and on page 3 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2015.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “company,” “we,” “us,” and “our” refer to LaSalle Hotel Properties, a Maryland real estate investment trust, and its consolidated subsidiaries, including LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership, which we refer to in this prospectus as the “Operating Partnership,” and LaSalle Hotel Lessee, Inc., one of our taxable REIT subsidiaries (“TRSs”), which, together with its wholly-owned subsidiaries, we refer to in this prospectus as “LHL.”

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). The shelf registration statement, of which this prospectus is a part, is intended to replace our existing shelf registration statement (File No. 333-185081), which expires on November 21, 2015. By using a shelf registration statement, we or any selling shareholder to be named in a prospectus supplement may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we or any selling shareholder to be named in a prospectus supplement may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus only provides you with a general description of the securities we or any selling shareholder may offer. Each time we or any selling shareholder sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

We are a Maryland real estate investment trust that primarily buys, owns, redevelops and leases upscale and luxury full-service hotels located in convention, resort and major urban business markets. We are a self- administered and self-managed REIT as defined in the Internal Revenue Code of 1986, as amended (the “Code”). As a REIT, we generally are not subject to federal corporate income tax on that portion of our net income that is currently distributed to our shareholders.

As of September 30, 2015, we owned interests in 47 hotels with over 12,000 guest rooms located in 10 states and the District of Columbia. Each hotel is leased to LHL under a participating lease that provides for rental payments equal to the greater of (i) a base rent or (ii) a participating rent based on hotel revenues. A third-party non-affiliated hotel operator manages each hotel pursuant to a hotel management agreement.

We are the sole general partner of the Operating Partnership. Substantially all of our assets are held directly or indirectly by, and all of our operations are conducted through, the Operating Partnership. As of September 30, 2015, we owned, through a combination of direct and indirect interests, approximately 99.9% of the common units of limited partnership interest in the Operating Partnership. The remaining 0.1% is owned by limited partners who held 145,223 common units in the Operating Partnership at September 30, 2015. Subject to certain limitations, common units in the Operating Partnership are redeemable for cash or, at our option, for a like number of our common shares of beneficial interest.

Our principal offices are located at 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814. Our phone number is (301) 941-1500. Our website is www.lasallehotels.com. The information found on or accessible through our website is not incorporated into and does not constitute a part of this prospectus or any other report or document we file with or furnish to the SEC.

Ratios of Earnings to Fixed Charges and Preferred Share Dividends

The following table sets forth our ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the following periods:

	Nine Months Ended September 30, 2015	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010
Ratio of earnings to fixed charges	3.43x	4.37x	2.23x	2.03x	1.49x	0.73x	(1)
Ratio of earnings to combined fixed charges and preferred share dividends	2.99x	3.72x	1.95x	1.73x	1.28x	0.84x	(2)

(1)	The shortfall of earnings to fixed charges for the year ended December 31, 2010 was approximately $10,082,000.
(2)	The shortfall of earnings to combined fixed charges and preferred share dividends for the year ended December 31, 2010 was approximately $10,082,000.

The ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by fixed charges or by the aggregate of fixed charges and preferred share dividends, respectively. For this purpose, earnings consist of pretax income from continuing operations before noncontrolling interests, fixed charges (excluding interest capitalized), amortization of capitalized interest, extraordinary items and preferred share dividends. Fixed charges consist of interest expense (including interest costs capitalized) and amortized premiums, discounts and capitalized expenses related to indebtedness. Preferred share dividends consist of the amount of pre-tax earnings required to pay dividends on the preferred shares of beneficial interest outstanding during the period.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully all of the information contained in this prospectus, including the risk factors and other information included in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as well as the risks, uncertainties and additional information (i) set forth in our SEC reports on Forms 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “may,” “plan,” “seek,” “should,” “will” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to:

•	risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, potential unionization, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions;

•	the availability and terms of financing and capital and the general volatility of securities markets;

•	our dependence on third-party managers of our hotels, including our inability to implement strategic business decisions directly;

•	risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws;

•	interest rate increases;

•	our possible failure to maintain our qualification as a REIT as defined in the Code and the risk of changes in laws affecting REITs;

•	the possibility of uninsured losses;

•	risks associated with redevelopment and repositioning projects, including delays and cost overruns;

•	the risk of material failure, inadequacy, interruption or security failure of our or our hotel manager’s information technology networks and systems; and

•	the factors discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, including those set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Accordingly, there is no assurance that our expectations will be realized. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as otherwise required by law, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section below entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K, as updated by our future filings.

USE OF PROCEEDS

Under the partnership agreement of the Operating Partnership, we must invest the net proceeds of any securities offered under this prospectus in the Operating Partnership in exchange for additional common units or preferred units of limited partnership interest in the Operating Partnership. Unless otherwise specified in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include the acquisition or development of additional hotel properties, the repayment of outstanding indebtedness, the renovation, expansion and improvement of our existing hotels and for other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

We will not receive any of the proceeds of the sale by any selling shareholder of the securities covered by this prospectus.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

The following summary of the material terms of our shares of beneficial interest does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to our declaration of trust and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our declaration of trust provides that we may issue up to 200,000,000 common shares of beneficial interest, par value $0.01 per share, and 40,000,000 preferred shares of beneficial interest, par value $0.01 per share. As of September 30, 2015, there were 112,929,159 common shares outstanding, 2,750,000 shares of our 7 1⁄2 % Series H Cumulative Redeemable Preferred Shares (“Series H Preferred Shares”) outstanding and 4,400,000 shares of our 6 3⁄8 % Series I Cumulative Redeemable Preferred Shares (“Series I Preferred Shares”) outstanding.

Under Maryland law, a shareholder is not personally liable for our obligations solely as a result of being a shareholder. Our declaration of trust provides that no shareholder shall be liable for any debt or obligation of ours by reason of being a shareholder nor shall any shareholder be subject to any personal liability in tort, contract or otherwise to any person in connection with our property or affairs by reason of being a shareholder. Our bylaws further provide that we shall indemnify each present or former shareholder against any claim or liability to which the shareholder may become subject by reason of being or having been a shareholder and that we shall reimburse each shareholder for all reasonable expenses incurred by him or her in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by us. Inasmuch as we carry public liability insurance that we consider adequate, any risk of personal liability to shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.

Common Shares

The common shares we may from time to time sell though this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of our declaration of trust regarding restrictions on ownership and transfers of shares of beneficial interest, holders of common shares are entitled to receive distributions if, as and when authorized and declared by our board of trustees out of assets legally available therefor and to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all our known debts and liabilities. Throughout this prospectus (other than in “Material Federal Income Tax Considerations”), we use the term “distribution” interchangeably with the term “dividend.”

Subject to the provisions of our declaration of trust regarding restrictions on ownership and transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as provided with respect to any other class or series of shares of beneficial interest (including the Series H Preferred Shares and the Series I Preferred Shares), the holders of common shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees.

Holders of common shares have no preferences, conversion, sinking fund, redemption rights or preemptive rights to subscribe for any of our securities. Subject to the provisions of our declaration of trust regarding restrictions on transfer, common shares have equal distribution, liquidation and other rights.

Our common shares are currently listed for trading on the NYSE under the symbol “LHO.” We will apply to the NYSE to list any additional common shares to be sold pursuant to any prospectus supplement, and we anticipate that any such shares will be listed on the NYSE.

The transfer agent and registrar for our common shares is Wells Fargo Shareowner Services.

Preferred Shares

Our board of trustees has the power under our declaration of trust to classify any of our unissued preferred shares, and to reclassify any of our previously classified but unissued preferred shares of any series from time to time, in one or more series of preferred shares. Our board of trustees may authorize the issuance of preferred shares in one or more series and may determine, with respect to any series, the rights, preferences, privileges and restrictions of the preferred shares of that series, including:

•	distribution rights;

•	conversion rights;

•	voting rights;

•	redemption rights and terms of redemptions; and

•	liquidation preferences.

The preferred shares that we may offer from time to time under this prospectus, when issued, will be duly authorized, fully paid and nonassessable, and holders of preferred shares will not have any preemptive rights.

The issuance of preferred shares could adversely affect the voting power, dividend rights and other rights of holders of common shares. Although our board of trustees has no intention at the present time, it could establish a series of preferred shares that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common shares or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred shares will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

The rights, preferences, privileges and restrictions of each series of preferred shares will be fixed by articles supplementary relating to the series. We will describe the specific terms of the particular series of preferred shares in the prospectus supplement relating to that series, which terms will include:

•	the designation and par value of the preferred shares;

•	the voting rights, if any, of the preferred shares;

•	the number of preferred shares, the liquidation preference per preferred share and the offering price of the preferred shares;

•	the distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

•	whether distributions will be cumulative or non-cumulative and, if cumulative, the date(s) from which distributions on the preferred shares will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred shares;

•	the provision for a sinking fund, if any, for the preferred shares;

•	the provision for, and any restriction on, redemption, if applicable, of the preferred shares;

•	the provision for, and any restriction on, repurchase, if applicable, of the preferred shares;

•	any listing of the preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred shares may or will be convertible into our common shares, including the conversion price or manner of calculation thereof;

•	the terms under which the rights of the preferred shares may be modified, as applicable;

•	the relative ranking and preferences of the preferred shares as to distribution rights and rights upon our liquidation, dissolution or winding up of our affairs;

•	any limitations on direct or beneficial ownership and restrictions on transfer of the preferred shares, and, if convertible, the related common shares, in each case as may be appropriate to preserve our status as a REIT;

•	if appropriate, a discussion of certain material federal income tax considerations applicable to the preferred shares;

•	information with respect to book-entry procedures, if applicable;

•	in addition to those restrictions described below, any other restrictions on the ownership and transfer of the preferred shares; and

•	any additional rights, preferences, privileges or restrictions of the preferred shares.

As of September 30, 2015, there were 2,750,000 Series H Preferred Shares, with a liquidation preference of $25.00 per share, issued and outstanding. We pay cumulative distributions on the Series H Preferred Shares, when and as authorized by our board of trustees, at a rate of 7.50% per annum of the $25.00 per share liquidation preference, equivalent to $1.875 per annum per share. Distributions on the Series H Preferred Shares are payable quarterly in arrears on or about the 15th day of each of January, April, July and October. The Series H Preferred Shares rank senior to our common shares and on parity with the Series I Preferred Shares with respect to payments of distributions or amounts upon our liquidation, dissolution or winding up. Generally, we are not permitted to redeem the Series H Preferred Shares prior to January 24, 2016, except in limited circumstances relating to our continuing qualification as a REIT and in certain other circumstances related to a change of control (as defined in the articles supplementary). If we do not exercise our right to redeem the Series H Preferred Shares upon such a change of control, the holders of Series H Preferred Shares have the right to convert some or all of their shares into a number of common shares based on a defined formula subject to a cap. The Series H Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions. Holders of the Series H Preferred Shares will generally have no voting rights except for limited voting rights if we fail to pay distributions for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. The Series H Preferred Shares are listed on the NYSE under the symbol “LHOPrH.” The transfer agent and registrar for the Series H Preferred Shares is Wells Fargo Shareowner Services.

As of September 30, 2015, there were 4,400,000 Series I Preferred Shares, with a liquidation preference of $25.00 per share, issued and outstanding. We pay cumulative distributions on the Series I Preferred Shares, when and as authorized by our board of trustees, at a rate of 6.375% per annum of the $25.00 per share liquidation preference, equivalent to $1.59375 per annum per share. Distributions on the Series H Preferred Shares are payable quarterly in arrears on or about the 15th day of each of January, April, July and October. The Series I Preferred Shares rank senior to our common shares and on parity with the Series H Preferred Shares with respect to payments of distributions or amounts upon our liquidation, dissolution or winding up. Generally, we are not permitted to redeem the Series I Preferred Shares prior to March 4, 2018, except in limited circumstances relating to our continuing qualification as a REIT and in certain other circumstances related to a change of control (as defined in the articles supplementary). If we do not exercise our right to redeem the Series I Preferred Shares upon such a change of control, the holders of Series I Preferred Shares have the right to convert some or all of their shares into a number of common shares based on a defined formula subject to a cap. The Series I Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption provisions. Holders of the Series I Preferred Shares will generally have no voting rights except for limited voting rights if we fail to pay distributions for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. The Series I Preferred Shares are listed on the NYSE under the symbol “LHOPrI.” The transfer agent and registrar for the Series I Preferred Shares is Wells Fargo Shareowner Services.

Restrictions on Ownership and Transfer

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned directly or indirectly by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year and at least 100 persons must beneficially own our outstanding shares for at least 335 days of a taxable year of 12 months. To help ensure that we meet these requirements, among other things, our declaration of trust provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or number of shares, whichever is more restrictive, of our issued and outstanding common shares or any class or series of our preferred shares (the “Ownership Limit”). In addition, the articles supplementary for each of the Series H Preferred Shares and the Series I Preferred Shares provide that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding Series H Preferred Shares or Series I Preferred Shares, respectively.

Our declaration of trust also prohibits any person from (i) beneficially owning shares of beneficial interest to the extent that such beneficial ownership would result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year), (ii) beneficially owning or constructively owning shares of beneficial interest to the extent that such beneficial ownership or constructive ownership would result in our otherwise failing to qualify as a REIT under the Code (including, but not limited to, ownership that would result in our actually owning or constructively owning an interest in a tenant that is described in section 856(d)(2)(B) of the Code if the income we derived from such tenant would cause us to fail to satisfy any of the gross income requirements of section 856(c) of the Code), or (iii) transferring our shares of beneficial interest if, as a result of the transfer, our shares of beneficial interest would be beneficially owned by less than 100 persons (determined without reference to the rules of attribution under section 544 of the Code). Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares of beneficial interest that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned our shares of beneficial interest that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of trustees, in its sole discretion, may grant to any person who makes a request an exception from the Ownership Limit and may establish or increase an excepted holder percentage limit for such person. The person seeking an exemption must generally provide to our board of trustees (i) information satisfactory to the board of trustees, in its reasonable discretion, demonstrating that such person is not an individual for purposes of section 542(a)(2) of the Code (determined taking into account section 856(h)(3)(A) of the Code) and (ii) such representations and undertakings, if any, as our board of trustees may, in its reasonable discretion, require to ensure that the conditions in clause (i) above are satisfied and will continue to be satisfied throughout the period during which such person owns shares of beneficial interest in excess of the Ownership Limit. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT.

Further, our board of trustees, in its sole discretion, may grant to any person who makes a request an exception to the Ownership Limit or an excluded holder limit with respect to the ownership of any series or class of preferred shares by such person, subject to the conditions and limitations described below. First, the board of trustees shall have determined that (i) assuming such person would beneficially own or constructively own the maximum amount of common shares and preferred shares permitted as a result of the exception to be granted and (ii) assuming that all other persons who would be treated as “individuals” for purposes of section 542(a)(2) of the Code (determined taking into account section 856(h)(3)(A) of the Code) would beneficially own or constructively own the maximum amount of common shares and preferred shares permitted under our declaration of trust (taking into account any exception, waiver, or exemption granted to (or with respect to) such persons), we would not be “closely held” within the meaning of section 856(h) of the Code (assuming that the ownership of shares is determined during the second half of a taxable year) and would not otherwise fail to qualify as a REIT. Second, such person shall provide to the board of trustees any representations and undertakings as the board of trustees may, in its sole discretion, determine to be necessary in order for it to make the determination that the conditions set forth above have been or will continue to be satisfied. Our board of trustees may not grant such an exemption to any person if such exemption would result in our failing to qualify as a REIT.

In addition, prior to granting any exception or exemption from the Ownership Limit, our board of trustees must receive a ruling from the Internal Revenue Service (“IRS”) or advice of counsel, in either case in form and substance satisfactory to the board of trustees, in its sole and absolute discretion, in order to determine or ensure our status as a REIT.

Any attempted transfer of our shares of beneficial interest which, if effective, would violate any of the restrictions described above will result in the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to our shares of beneficial interest being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of beneficial interest have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., in the case of a gift, devise or other such transaction), the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of beneficial interest held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of a restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in such shares.

All certificates representing our common shares bear a legend referring to the restrictions described above.

If you own more than 5% of our common shares or any series of preferred shares, you must file a written response to our request for share ownership information, which we will mail to you no later than January 30th of each year. This notice should contain your name and address, the number of shares you own and a description of how you hold the shares. In addition, you must disclose to us in writing any additional information we request in order to determine the effect of your ownership of such shares on our status as a REIT.

These ownership limitations could have the effect of precluding, and may be used to preclude, a third party from obtaining control over us.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the senior debt securities that may be offered by means of this prospectus. The particular terms of the debt securities being offered and the extent to which the general provisions described below apply will be described in a prospectus supplement relating to the debt securities.

Any senior debt securities offered by means of this prospectus will be issued under a senior indenture, as amended or supplemented from time to time (the “Indenture”), between us and such trustee as we may appoint. A form of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee (as defined below) or as described above under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The Indenture is and will be subject to and governed by the Trust Indenture Act of 1939, as amended. The description of the Indenture set forth below assumes that we have entered into the Indenture. We will execute and deliver the Indenture when and if we issue debt securities. The statements made in this prospectus relating to the Indenture and the debt securities to be issued under the Indenture are summaries of some provisions of the Indenture and such debt securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such debt securities.

General

The debt securities offered by means of this prospectus will be our direct obligations. Senior debt securities will rank equally in right of payment with our other senior unsecured and unsubordinated debt that may be outstanding from time to time, and will rank senior in right of payment to all of any subordinated debt securities that may be outstanding from time to time.

The Indenture provides that debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as may be authorized from time to time by us or as established in one or more indentures supplemental to the Indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuances of additional debt securities of such series.

The Indenture provides that there may be more than one trustee thereunder, each with respect to one or more series of debt securities (each, a “trustee”). Any trustee under the Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee will be appointed by us to act with respect to such series. If two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Indenture separate and apart from the trust administered by any other trustee thereunder, and, except as otherwise indicated herein or therein, any action described to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture.

The prospectus supplement relating to any series of debt securities being offered will contain information on the specific terms of those debt securities, including, without limitation:

•	the principal amount offered;

•	the title of the securities of the series;

•	any limit upon the aggregate principal amount of the securities of the series which may be authenticated and delivered under the Indenture;

•	the date or dates on which the principal of the securities is payable;

•	the rate or rates (which may be fixed or variable) at which the securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the person to whom any interest shall be payable;

•	the place or places where the principal of (and premium, if any) and interest on securities of the series shall be payable, any securities of that series may be surrendered for conversion or exchange and notices and demands to or upon us in respect of the securities of that series and the Indenture may be served;

•	the basis upon which any interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

•	the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series may be redeemed, in whole or in part, at our option, if we have such an option;

•	the terms, if any, upon which the securities of the series may be convertible into or exchanged for any of our shares of beneficial interest or other securities or property (including cash or any combination thereof) and the terms and conditions upon which such conversion or exchange may be effected, including, without limitation, the initial conversion or exchange price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders or at our option, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such securities;

•	if such debt securities are convertible, any limitation on the ownership or transferability of our common shares or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

•	our obligation, if any, to redeem or purchase securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	whether securities of the series are to be issued in registered form or bearer form or both, and if in bearer form, whether coupons will be attached to them and whether securities of the series in bearer form may be exchanged for securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•	if the securities of the series are to be issued in bearer form or as one or more global notes representing securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of temporary securities of the series in bearer form payable with respect to any interest payment date prior to the exchange of such temporary securities in bearer form for definitive securities of a series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary securities in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which temporary securities in bearer form may be exchanged for one or more definitive securities of the series in bearer form;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which securities of the series shall be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to the Indenture;

•	any events of default and covenants of ours with respect to the securities of that series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the Indenture;

•	if other than the currency of the United States, the currency or currency unit in which payment of the principal of (and premium, if any) or interest, if any, on the securities of that series shall be made or in which securities of that series shall be denominated and the particular provisions applicable thereto;

•	if the principal of (and premium, if any) and interest, if any, on the securities of that series are to be payable, at the election of us or a holder thereof, in a currency or currency unit other than that in which such securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such securities are denominated or stated to be payable and the currency or currency unit in which such securities are to be so payable;

•	if the amount of payments or principal of (and premium, if any) or interest, if any, on the securities of the series may be determined with reference to an index based on a currency or currency unit other than that in which securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined;

•	whether such securities will be secured or unsecured and if secured, the nature of the collateral securing the debt securities;

•	whether and to what extent the securities of each series will be guaranteed and the identity of the guarantors;

•	the terms and conditions, if any, upon which such securities may be subordinated to our other debt;

•	whether such securities will be issued in certificated or book-entry form;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the Indenture;

•	whether and under what circumstances we will pay any additional amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment;

•	if securities are to be issued upon the exercise of warrants, the time, manner and place for authentication and delivery;

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture); and

•	the material federal income tax consequences applicable to the debt securities.

The debt securities may be issued in one or more series with the same or various maturities.

The terms of the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged transaction involving us that may adversely affect holders of the debt securities.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert the debt securities into or exchange them for other debt securities, preferred shares, common shares or other securities or property (including cash or any combination thereof). The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of preferred shares or common shares, or the amount of other securities or property to be received upon conversion or exchange would be calculated.

Transfer and Exchange

The debt securities of a series may be issued in either registered form (“registered securities”) or global form. Registered securities may be separated into smaller denominations or combined into larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

In accordance with the Indenture, you may transfer or exchange debt securities of a series at the office of the trustee. The trustee will act as our agent for registering registered securities in the names of holders and transferring debt securities. We may designate someone else to perform these functions. Whoever maintains the list of registered holders is called the “security registrar.” The security registrar also will perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, we will name them in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If we redeem less than all of the debt securities of a redeemable series, we may block the transfer or exchange of registered securities during the period beginning 15 days before the day of the selection for redemption of such registered securities and ending on the day of the mailing of the relevant notice of redemption in order to freeze the list of holders to prepare the mailing. We may also decline to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If the offered debt securities are redeemable, we will describe the procedures for redemption in the applicable prospectus supplement.

In this “—Transfer and Exchange” section of this prospectus, “you” means direct holders and not indirect holders of debt securities.

Merger and Consolidation

Subject to any terms or conditions specified in the applicable prospectus supplement, so long as any debt securities of any series remain outstanding, we may not merge, consolidate or convey, transfer or lease our properties and assets substantially as an entirety and we will not permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless:

•	the successor person is us or another corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that assumes our obligations on the debt securities and under the Indenture;

•	immediately after giving effect to such transaction, we or the successor person would not be in default under the Indenture; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Certain of our Covenants

In addition to any covenants with respect to a particular series of debt securities as may be described in the applicable prospectus supplement, we will be subject to the following covenants:

Corporate Existence. Except as described above under “—Merger and Consolidation,” we will be required to do or cause to be done all things necessary to preserve and keep in full force and effect our legal existence, rights (charter and statutory) and franchises. However, we will not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business.

Maintenance of Properties. We will be required to cause all of our properties used or useful in the conduct of our business or the business of any of our subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear excepted, and supplied with all necessary equipment and will be required to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, as in our judgment may be necessary so that the business carried on in connection with these properties may be conducted at all times. However, we will not be prevented from (i) removing permanently any property that has been condemned or suffered a casualty loss, if, in our reasonable judgment, such removal is in our best interest and is not disadvantageous in any material respect to the holders of the debt securities, (ii) discontinuing the maintenance or operation of any properties if such discontinuance is, in our judgment, desirable in the conduct of our business or the business of any of our subsidiaries and is not disadvantageous in any material respect to holders of the debt securities, or (iii) selling or otherwise disposing for value our properties in the ordinary course of business consistent with the terms of the Indenture.

Payment of Taxes and Other Claims. We will be required to pay or discharge, or cause to be paid or discharged, before they become delinquent:

•	all material taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our income, profits or property or the income, profits or property of any of our subsidiaries; and

•	all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

However, we will not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Except as described above, or as otherwise described in the applicable prospectus supplement, the Indenture does not contain any provisions that would afford holders of the debt securities protection in the event of:

•	a highly leveraged or similar transaction involving us;

•	a change in control or a change in our management; or

•	a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities.

In addition, subject to the limitations set forth above and in the applicable prospectus supplement, we may, in the future, enter into certain transactions such as the sale of our properties and assets substantially as an entirety or a merger or consolidation with another entity that could increase the amount of our indebtedness or otherwise adversely affect our financial condition or results of operations, which may have an adverse effect on our ability to service our indebtedness, including the debt securities. We have no present intention of engaging in a highly leveraged or similar transaction involving us.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, an event of default with respect to the debt securities is defined in the Indenture as being:

(1)	default for 30 days in the payment of any installment of interest on the debt securities;

(2)	default in the payment of any principal of the debt securities;

(3)	default by us in the performance of any other covenants or agreements in the Indenture contained therein for the benefit of the debt securities which shall not have been remedied for a period of 90 days after written notice of such default to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities;

(4)	certain events of bankruptcy, insolvency or reorganization of us; or

(5)	any other event of default specified for a series in the applicable prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the Indenture provides that if an event of default under clause (1), (2), (3) or (5) above shall have occurred and be continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities may declare the principal of all the debt securities, together with any accrued interest, to be due and payable immediately.

Unless otherwise provided in the applicable prospectus supplement, if an event of default under clause (4) above shall have occurred and be continuing, then the principal of all the debt securities, together with any accrued interest, will be due and payable immediately without any declaration or other act on the part of the trustee or any holder of a debt security. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the holders of a majority in principal amount of the debt securities.

In addition, subject to any terms or conditions specified in the applicable prospectus supplement, prior to the declaration of the acceleration of the maturity of the debt securities, past defaults may be waived by the holders of a majority in principal amount of the debt securities, except a default in the payment of principal of or interest on any debt security or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the holder of each debt security.

The Indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities issued thereunder before proceeding to exercise any right or power under the Indenture at the request of the holders of such debt securities.

The Indenture also provides that the holders of a majority in principal amount of the outstanding securities of a particular series issued thereunder and affected (each series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

The Indenture contains a covenant that we will file annually with the trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge

The Indenture provides that, if the provisions of the relevant article of the Indenture are made applicable to the debt securities of (or within) any series pursuant to such Indenture, the Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities, as expressly provided for in the Indenture) as to all debt securities of such series when:

•	either:

•	all such debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities that have been replaced or paid) have been delivered to the trustee for cancellation, or

•	with respect to all such debt securities not theretofore delivered to the trustee for cancellation, we have deposited or caused to be deposited with the trustee funds or government obligations (as described below), or any combination thereof, in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for unpaid principal and interest to maturity;

•	we have paid all other sums payable by us under the Indenture with respect to such series;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the Indenture to the satisfaction and discharge of the Indenture with respect to such series have been complied with; and

•	if such debt securities are not due and payable within one year of the date of such deposit, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

Defeasance and Covenant Defeasance

The Indenture provides that, if the provisions of the relevant article of the Indenture are made applicable to the debt securities of (or within) any series pursuant to the Indenture, we may elect either (1) to effect a “defeasance,” in which case we will be discharged from any and all obligations with respect to such debt securities (except for the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust), or (2) to effect a “covenant defeasance,” in which case we will be released from our obligations with respect to the covenants described under “—Certain of our Covenants” or, if provided pursuant to the Indenture, our obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities. Such defeasance or covenant defeasance shall be effected upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in such currency or currencies in which such debt securities are payable at their stated maturity, or government obligations (as described below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may be established only if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

The Indenture defines “government obligations” to mean securities that are (i) direct obligations of the government which issued the currency in which the securities of a particular series are payable or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the government that issued the currency in which the securities of such series are payable, the payment of which is unconditionally guaranteed by such government, which, in either case, are full faith and credit obligations of such government payable in such currency and are not callable or redeemable at the option of the issuer thereof.

Unless otherwise provided in the applicable supplemental indenture relating to any series of debt securities, if after we have deposited funds or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series the holder of a debt security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election based on the applicable market exchange rate. Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars. If we effect a covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of an event of default, the amount in such currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. We, however, would remain liable to make payment of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the Indenture will be permitted only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture which are affected by such modification or amendment. However, no such modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security or reduce the principal amount thereof or the rate of interest thereon, or change the coin or currency in which any debt security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof;

•	reduce the percentage in principal amount of outstanding debt securities necessary to waive compliance with certain provisions of the Indenture or to waive certain defaults; or

•	modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding debt securities required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security.

Unless otherwise specified in the applicable prospectus supplement, modifications and amendments of the Indenture may be made by us and the respective trustee without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

•	to add events of default with respect to any or all series of debt securities;

•	to add or change any of the provisions of the Indenture to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series;

•	to add guarantees with respect to the debt securities;

•	to secure the debt securities;

•	to evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee;

•	to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture which shall not be inconsistent with the provisions of the Indenture;

•	to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of debt securities;

•	to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate the defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of the debt securities of such series and any related coupons or any other series of debt securities in any material respect;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; or

•	to add or modify any other provision in the Indenture with respect to matters or questions arising under the Indenture which we and the trustee may deem necessary or desirable and which does not materially and adversely affect the legal rights under the Indenture of any holder of debt securities of any series.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement relating to such series.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred shares. We will deposit preferred shares represented by depositary shares under a separate deposit agreement among us, a preferred share depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a preferred share represented by the depositary share, all the rights and preferences of the preferred shares represented by the depositary shares. Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred shares to a preferred share depositary, the preferred share depositary will issue the depositary receipts.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred shares to a preferred share depositary, the preferred share depositary will issue the depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred shares to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred shares is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and we approve, the depositary may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Shares

Unless we have previously called the underlying preferred shares for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional underlying preferred shares together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred shares and receive depositary shares again. If a depositary receipt presented for exchange into preferred shares represents more preferred shares than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred shares held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred shares. If we intend to redeem less than all of the underlying preferred shares, we and the depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.

On the redemption date:

•	all dividends relating to the shares of preferred shares called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Shares

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred shares have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred shares represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each underlying preferred share represented by the depositary share.

Conversion of Preferred Shares

Depositary shares will not themselves be convertible into common shares or any other securities or property. However, if the underlying preferred shares are convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred shares represented by their depositary shares into whole common shares or other preferred shares, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred shares using the same procedures as those provided for delivery of preferred shares. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional common shares upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred shares.

Subject to exceptions in the deposit agreement and except to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred shares and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if:

•	the termination is necessary to preserve our REIT status; or

•	a majority of each series of preferred shares affected by the termination consents to the termination.

Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional preferred shares and any other property represented by the depositary shares. If we terminate a deposit agreement to preserve our status as a REIT, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred shares subject to the agreement;

•	a final distribution of the underlying preferred shares in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each underlying preferred share has been converted into other shares not represented by depositary shares.

Charges of a Preferred Share Depositary

We will pay all transfer and other taxes and governmental charges arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred shares.

Neither the depositary nor we will be liable if any law or any circumstances beyond our respective control prevent or delay the depositary or us from performing our respective obligations under a deposit agreement. Our obligations and the obligations of a depositary under a deposit agreement will be limited to performing our respective duties under the deposit agreement in good faith. Neither we nor a depositary will be obligated to prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred shares unless they are furnished with satisfactory indemnity.

We and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common shares or preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent specified in the applicable prospectus supplement.

The agent for the warrants will act solely for us in connection with the warrants of the series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	a discussion of certain material federal income tax considerations applicable to warrants; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF

TRUST AND BYLAWS

The following description is a summary of certain material provisions of Maryland law and of our declaration of trust and bylaws. Certain provisions of Maryland law and in our declaration of trust and bylaws may have the effect of delaying, deferring or preventing a takeover of our company (including transactions in which shareholders might otherwise receive a premium for their shares over the then current prices). The summary is not complete.

Our Board of Trustees

Our declaration of trust provides that the number of trustees constituting our full board of trustees will not be fewer than three and not more than nine, and our bylaws provide that the number of trustees may be increased or decreased by a vote of a majority of our trustees. Historically, our board of trustees has been divided into three classes of trustees, each serving a staggered three-year term. However, at our 2014 annual meeting of shareholders, our shareholders approved a board-proposed amendment to our declaration of trust to provide for annual elections of all trustees to be phased-in over time. Starting at the 2015 annual meeting of shareholders, trustees were elected for a one-year term, so that by the 2017 annual meeting of shareholders, all trustees will be elected by our shareholders annually. The amendment to our declaration of trust did not affect the unexpired three-year terms of the trustees elected in 2013 and 2014. Our trustees may only be removed for cause by the affirmative vote of the holders of a majority of our outstanding common shares. Our declaration of trust and bylaws also provide that a majority of the remaining trustees may fill any vacancy on the board of trustees and that only the board of trustees may increase or decrease the number of persons serving on the board of trustees. These provisions effectively preclude shareholders from removing incumbent trustees, except for cause after a majority affirmative vote, and filling the vacancies created by such removal with their own nominees.

Our bylaws establish majority voting procedures with respect to the election of trustees. Pursuant to the bylaw provisions, in an uncontested election of trustees, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within two weeks following certification of the shareholder vote, submit a written resignation offer to the board of trustees for consideration by our nominating and governance committee. Our nominating and governance committee will consider the resignation offer and, within 60 days following certification of the shareholder vote, will make a recommendation to the board of trustees concerning the acceptance or rejection of the resignation offer. The board of trustees will take formal action on the recommendation no later than 90 days following certification of the shareholder vote. We will publicly disclose, in a Current Report on Form 8-K filed with the SEC, the decision of the board of trustees. The board of trustees will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the tendered resignation.

The articles supplementary for the Series H Preferred Shares and Series I Preferred Shares provide that if distributions on the Series H Preferred Shares and/or Series I Preferred Shares are in arrears for six or more quarterly periods, whether or not consecutive, holders of the Series H Preferred Shares and Series I Preferred Shares (voting together as a class with the holders of all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees to serve on our board of trustees (which we refer to as preferred share trustees). The articles supplementary for the Series H Preferred Shares and Series I Preferred Shares separately provide for the election, term, removal and filling of any vacancy in the office of the preferred share trustees.

Certain Provisions of the Declaration of Trust and Bylaws

Pursuant to Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides that the board of trustees, with the approval of a majority of the votes entitled to be cast at a meeting of shareholders, may amend our declaration of trust from time to time to increase or decrease the aggregate number of shares or the number of shares of any class that we have the authority to issue. Our declaration of trust also provides that a merger transaction or termination of the trust must be approved, at a meeting of the shareholders called for that purpose, by the affirmative vote of not less than two-thirds of all the votes entitled to be cast on the matter. Under Maryland law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under Maryland law or as a REIT under the Code without the affirmative vote of the shareholders. Our declaration of trust permits such action by our board of trustees, provided that under our declaration of trust our board of trustees may take no action to terminate our status as a REIT under the Code until the board adopts a resolution recommending such termination and the resolution is approved by the holders of a majority of our issued and outstanding common shares.

Additionally, the articles supplementary for the Series H Preferred Shares and Series I Preferred Shares provide the holders of Series H Preferred Shares and Series I Preferred Shares with voting rights with respect to certain amendments to our declaration of trust.

Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and make new bylaws.

Business Combinations

A Maryland “business combination” statute contains provisions that, subject to limitations, prohibit certain business combinations between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder, and thereafter impose special shareholder voting requirements on these combinations. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested shareholder as:

•	any person or entity who beneficially owns 10% or more of the voting power of our shares; or

•	affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

A person is not an interested shareholder if our board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees.

Control Share Acquisitions

A Maryland law known as the “Maryland Control Share Act” provides that “control shares” of a Maryland real estate investment trust (defined as shares which, when aggregated with other shares controlled by the acquiring shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in electing trustees) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares,” subject to certain exceptions) have no voting rights, except to the extent approved by our shareholders by the affirmative vote of at least two-thirds of the votes entitled to be cast on the matter, excluding all interested shares.

Our bylaws currently provide that we are not subject to these provisions. However, our board of trustees, without shareholder approval, may repeal this bylaw and cause us to become subject to the Maryland Control Share Act.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the Maryland General Corporation Law, also known as the “Maryland Unsolicited Takeovers Act,” permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act, and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a trustee;

•	a requirement that the number of trustees be fixed only by vote of trustees;

•	a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the trusteeship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of shareholders.

Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of trustees and provide that unless called by one-third of our board of trustees, the chairman of our board of trustees, or our president, a special meeting of shareholders may only be called by our secretary upon the written request of the shareholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting. Our declaration of trust prohibits us from electing to be subject to the provision of Subtitle 8 regarding a classified board of trustees. This prohibition may not be repealed unless the repeal of this prohibition is first approved by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees.

Limitations of Liability and Indemnification of Trustees and Officers

Maryland law and our declaration of trust exculpate each trustee and officer in actions by us or by shareholders in derivative actions from liability but do not limit liability to the extent:

•	it is proved that the trustee or officer actually received an improper personal benefit in money, property or service, or

•	as established by a final adjudication, the trustee’s or officer’s act or failure to act was the result of active and deliberate dishonesty and was material to the cause of action.

The declaration of trust also provides that we will indemnify a present or former trustee or officer against expense or liability in an action to the fullest extent permitted by Maryland law. Maryland law permits a trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses they incur in connection with any proceeding to which they are a party because of their service as an officer, trustee or other similar capacity. However, Maryland law prohibits indemnification if a court establishes that:

•	the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful.

We believe that the exculpation and indemnification provisions in the declaration of trust help induce qualified individuals to agree to serve as our officers and trustees by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. You should be aware, however, that these provisions in our declaration of trust and Maryland law give you a more limited right of action than you otherwise would have in the absence of such provisions. We also maintain an insurance policy covering certain liabilities incurred by our trustees and officers in connection with the performance of their duties.

The partnership agreement of the Operating Partnership also provides for indemnification of our company and our officers and trustees to the same extent that our declaration of trust and bylaws provide for indemnification to our officers and trustees. In addition, the partnership agreement limits the liability of our company and our officers and trustees to the Operating Partnership and its partners to the same extent that our declaration of trust limits the liability of our officers and trustees to us and our shareholders.

We have entered into a separate indemnification agreement with each of our trustees and certain officers. The indemnification agreements require, among other things, that we indemnify our trustees and officers to the fullest extent permitted by law and advance to our trustees and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

The foregoing indemnification provisions could operate to indemnify trustees, officers or other persons who exert control over us against liabilities arising under the Securities Act. Insofar as the above provisions may allow that type of indemnification, the SEC has informed us that, in its opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Meetings of Shareholders

Special meetings of shareholders may be called only by one–third of our board of trustees, the chairman of our board of trustees, our president or, in the case of a shareholder requested special meeting, by our secretary upon the written request of the holders of common shares entitled to cast not less than a majority of all votes entitled to be cast at such meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Additionally, the articles supplementary for the Series H Preferred Shares and Series I Preferred Shares provide the holders of Series H Preferred Shares and Series I Preferred Shares certain rights to have a special meeting called upon their request in connection with the election of the preferred share trustees.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to the board of trustees and the proposal of business to be considered by shareholders may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of the board of trustees; or

•	by a shareholder who is entitled to vote at the meeting and who has complied with the notice procedures of the bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees at a special meeting may be made only:

•	pursuant to our notice of the meeting;

•	by or at the direction of the board of trustees; or

•	provided that the board of trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the notice provisions of the bylaws.

Generally, in accordance with our bylaws, a shareholder seeking to nominate a trustee or bring other business before our annual meeting of shareholders must deliver a notice to our secretary not later than the close of business on the 60th day, nor earlier than the 90th day, prior to the first anniversary of the prior year’s annual meeting of shareholders. For a shareholder seeking to nominate a candidate for our board of trustees, the notice must include all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. For a shareholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes the material federal income tax considerations that you, as a holder of our securities, may consider relevant in connection with the purchase, ownership and disposition of our securities. DLA Piper LLP (US) has acted as our counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders of our securities that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations (except to the limited extent discussed in “—Taxation of Tax-Exempt Shareholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals, partnerships and foreign corporations (except to the limited extent discussed in “—Taxation of Non-U.S. Shareholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our securities through the exercise of employee share options or otherwise as compensation;

•	persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our securities through a partnership or similar pass-through entity.

This summary assumes that holders of our securities hold our securities as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that received the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT. SPECIFICALLY, YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of Our Company

We elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 1998. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the holders of its securities. These laws are highly technical and complex.

In the opinion of DLA Piper LLP (US), we qualified to be taxed as a REIT for our taxable years ended December 31, 2009 through December 31, 2014, and our organization and current and proposed method of operation will enable us to continue to satisfy the requirements for qualification and taxation as a REIT under the federal income tax laws for our taxable year ending December 31, 2015 and subsequent taxable years. Investors should be aware that DLA Piper LLP (US)’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court, and speaks as of the date issued. In addition, DLA Piper LLP (US)’s opinion will be based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of ownership of our shares of beneficial interest, and the percentage of our earnings that we distribute. DLA Piper LLP (US) will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. DLA Piper LLP (US)’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure or after a default on a lease of the property (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

•	other nonqualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “—Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year, and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the sum of (A) the amount we actually distributed plus (B) retained amounts on which corporate-level tax was paid by us.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the shareholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

•	If we fail any of the asset tests, other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of such assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “—Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including TRSs, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, TRSs will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust or association that meets each of the following requirements:

1.	It is managed by one or more directors or trustees.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to shareholders.

9.	It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 began applying to us beginning with our 1999 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set apart or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the Code, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

Our declaration of trust provides restrictions regarding the transfer and ownership of our shares of beneficial interest. See “Description of Common Shares—Restrictions on Ownership and Transfer.” We believe that we have issued sufficient shares of beneficial interest with sufficient diversity of ownership to allow us to satisfy requirements 5 and 6 above. The restrictions in our declaration of trust are intended (among other things) to assist us in continuing to satisfy requirements 5 and 6 described above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such share ownership requirements. If we fail to satisfy these share ownership requirements, our qualification as a REIT may terminate.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its proportionate share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “—Asset Tests”) is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries. A REIT may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation (other than a REIT) of which a TRS directly or indirectly owns more than 35% of the voting power or value of the outstanding securities will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person under a franchise, license, or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, unless such rights are provided to an “eligible independent contractor” (as defined below under “—Gross Income Tests—Rents from Real Property”) to operate or manage a lodging facility or health care facility and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. Additionally, a TRS that employs individuals working at a qualified lodging facility located outside the United States will not be considered to operate or manage a qualified lodging facility as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.

We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as dividend income to the extent of the TRS’s current and accumulated earnings and profits. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We have formed two TRSs, LHL, whose wholly owned subsidiaries are the lessees of our hotel properties, and RDA Entity, Inc. (“RDA Entity”), which owns an interest in the Operating Partnership. We refer to LHL and its wholly owned subsidiaries as our TRS lessees. We may also form additional TRSs in the future.

Ownership of Subsidiary REIT. The Operating Partnership owns 100% of the common shares of Glass Houses (the “Subsidiary REIT”), a Maryland real estate investment trust that elected to be taxed as a REIT commencing with its taxable year ended December 31, 2008. The Subsidiary REIT currently owns certain hotels located in Washington, D.C.

The Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described that apply to us. We believe that the Subsidiary REIT is organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes from and after the effective date of its REIT election. However, if the Subsidiary REIT were to fail to qualify as a REIT, then (i) the Subsidiary REIT would become subject to regular corporate income tax as described in “— Failure to Qualify”, and (ii) our ownership of shares in the Subsidiary REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test, and the 10% value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See “— Asset Tests”. If the Subsidiary REIT were to fail to qualify as a REIT, it is possible that we would not meet the 10% vote test and the 5% asset test, 10% value test with respect to our indirect interest in such entity, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions, as described in “—Asset Tests.”

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets; and

•	income derived from the temporary investment in stock and debt investments purchased with the proceeds from the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test (except for income derived from the temporary investment of new capital), other types of interest and dividends, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of both of the gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “—Foreign Currency Gain” below. Finally, gross income attributable to cancellation of indebtedness income will be excluded from both the numerator and denominator for purposes of both of the gross income tests. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•

Second, neither we nor a direct or indirect owner of 10% or more of our shares may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS. If the tenant is a

TRS and the property is a “qualified lodging facility,” such TRS may not directly or indirectly operate or manage such property. Instead, the property must be operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the TRS (such operator, an “eligible independent contractor”).

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than certain customary services provided to tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the leased properties. We need not provide services through an “independent contractor” or a TRS, but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of services not described in the prior sentence to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property.

Our TRS lessees lease from the Operating Partnership, the Subsidiary REIT and their subsidiaries the land (or leasehold interest), buildings, improvements, furnishings and equipment comprising our hotel properties. In order for the rent paid under the leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner (for example, whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement); and

•	the extent to which the property owner retains the risk of loss with respect to the property (for example, whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property) or the potential for economic gain with respect to the property.

In addition, the federal income tax law provides that a contract that purports to be a service contract or a partnership agreement is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

We believe that our leases are structured so that they qualify as true leases for federal income tax purposes. Our belief is based on the following with respect to each lease:

•	the lessor (either the Operating Partnership, the Subsidiary REIT or one of their subsidiaries) and the lessee intend for their relationship to be that of a lessor and lessee, and such relationship is documented by a lease agreement;

•	the lessee has the right to exclusive possession and use and quiet enjoyment of the hotels covered by the lease during the term of the lease;

•	the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the hotels other than the cost of certain capital expenditures, and dictates through hotel managers that are eligible independent contractors, who work for the lessee during the terms of the lease, how the hotels are operated and maintained;

•	the lessee bears all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the lease, other than real estate and personal property taxes and the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

•	the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the hotels during the term of the lease;

•	in the event of damage or destruction to a hotel, the lessee is at economic risk because it bears the economic burden of the loss in income from operation of the hotels subject to the right, in certain circumstances, to the abatement of rent during the period of repair and restoration to the extent the hotel is not tenantable;

•	the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (i) injury to persons or damage to property occurring at the hotels or (ii) the lessee’s use, management, maintenance or repair of the hotels;

•	the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the hotels under the lease;

•	the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it, through the hotel managers, who work for the lessees during the terms of the leases, operates the hotels;

•	each lease that we have entered into, at the time we entered into it (or at any time that any such lease is subsequently renewed or extended) enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases; and

•	upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

We expect that the leases we enter into in the future with our TRS lessees will have similar features.

Investors should be aware that there are no controlling Treasury regulations, published rulings or judicial decisions involving leases with terms substantially the same as our leases that discuss whether such leases constitute true leases for federal income tax purposes. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, or disregarded altogether for tax purposes, part or all of the payments that the Operating Partnership, the Subsidiary REIT and their subsidiaries receive from the TRS lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “—Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that percentage rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, percentage rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits.

Second, we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our shares is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We currently lease all of our hotels to TRS lessees and intend to lease to a TRS any hotels we acquire in the future. In addition, our declaration of trust prohibits transfers of our shares of beneficial interest that would cause us to own actually or constructively, 10% or more of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares of beneficial interest, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its shareholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

Our TRS lessees lease our hotel properties, which we believe constitute qualified lodging facilities. Our TRS lessees have engaged independent third-party hotel managers that qualify as “eligible independent contractors” to operate the related hotels on behalf of such TRS lessees. Our TRS lessees will only engage hotel managers that qualify as “eligible independent contractors.”

Third, the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). To comply with this limitation, a TRS lessee may acquire furnishings, equipment and other personal property. We believe either that the personal property ratio is less than 15% or that any rent attributable to excess personal property, when taken together with all of our other nonqualifying income, will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT qualification.

Fourth, we generally cannot furnish or render services to the tenants of our hotels, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Furthermore, our TRSs may provide customary and noncustomary services to our tenants without tainting our rental income from such properties. However, we need not provide services through an “independent contractor” or TRS but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor or a TRS, as long as our income from the services does not exceed 1% of our income from the related property. We will not perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs or would not otherwise jeopardize our tax status as a REIT.

If a portion of the rent that we receive from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (i) the percentage rent is considered based on the income or profits of the related lessee, (ii) the lessee either is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying TRSs or (iii) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we might be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the TRS lessees are required to pay certain additional charges. To the extent that such additional charges represent either (i) reimbursements of amounts that we are obligated to pay to third parties, such as a TRS lessee’s proportionate share of a property’s operational or capital expenses, or (ii) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges do not qualify as “rents from real property,” they instead may be treated as interest that qualifies for the 95% gross income test, but not the 75% gross income test, or they may be treated as nonqualifying income for purposes of both gross income tests. We believe that we have structured our leases in a manner that will enable us to satisfy the REIT gross income tests.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

We may selectively invest in mortgage debt when we believe our investment will allow us to acquire control of the related real estate. Interest on debt secured by a mortgage on real property or on interests in real property, including, for this purpose, discount points, prepayment penalties, loan assumption fees, and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to acquire the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property—that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.

We selectively invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, we anticipate that our mezzanine loans typically will not meet all of the requirements for reliance on this safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the gross income and asset tests.

Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions. A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of safe-harbor provision in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any net income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions. From time to time, we or the Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” means either (i) any transaction entered into in the normal course of our or the Operating Partnership’s trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. We may have gross income that fails to constitute qualifying income for purposes of one or both of the gross income tests. Taking into account our anticipated sources of nonqualifying income, however, we expect that our aggregate gross income will satisfy the 75% and 95% gross income tests applicable to REITs for each taxable year commencing with our first taxable year as a REIT. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year.

First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables, certain money market funds, and, in certain circumstances, foreign currencies;

•	U.S. government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into equity, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1.0 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

As described above, we selectively invest from time to time in mortgage debt and mezzanine loans. Mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent that they are secured by real property. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan, then a portion of such loan likely will not be a qualifying real estate asset. Under current law, it is not clear how to determine what portion of such a loan will be treated as a real estate asset. The IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset for purposes of the 75% asset test if the REIT treats the loan as being a qualifying real estate asset in an amount equal to the lesser of (i) the fair market value of the real property securing the loan on the date the REIT acquires the loan or (ii) the fair market value of the loan. We intend to invest in mortgage debt in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

Although we expect that our investments in mezzanine loans will generally be treated as real estate assets, we anticipate that the mezzanine loans in which we invest will not meet all the requirements of the safe harbor in IRS Revenue Procedure 2003-65. Thus, no assurance can be provided that the IRS will not challenge our treatment of mezzanine loans as real estate assets. We intend to invest in mezzanine loans in a manner that will enable us to continue to satisfy the asset and gross income test requirements.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10.0 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (ii) we file a description of each asset causing the failure with the IRS and (iii) pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

We believe that the assets that we hold satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities, or the real estate collateral for the mortgage or mezzanine loans that support our investments. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the shareholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized net capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay taxable dividends of our shares of beneficial interest or debt securities, as described above.

We may satisfy the 90% distribution test with taxable distributions of our shares of beneficial interest or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares of beneficial interest. We have no current intention to make a taxable dividend payable in our shares of beneficial interest.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests (for which the cure provisions are described above), we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Gross Income Tests” and “—Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in that year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as dividend income. Subject to certain limitations, corporate shareholders might be eligible for the dividends received deduction and shareholders taxed at individual rates may be eligible for the reduced federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Shareholders

As used herein, the term “U.S. shareholder” means a holder of our shares of beneficial interest that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our shares, you are urged to consult your tax advisor regarding the consequences of the ownership and disposition of our shares by the partnership.

As long as we qualify as a REIT, a taxable U.S. shareholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share dividends and then to our common share dividends. Our dividends will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is currently 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income received by U.S. shareholders taxed at individual rates, which is currently 39.6%. Qualified dividend income generally includes dividends paid to U.S. shareholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (see “—Taxation of Our Company” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends (i) attributable to dividends received by us from non-REIT corporations, such as our TRS lessees, and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a U.S. shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend with respect to the relevant distribution.

A U.S. shareholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. shareholder has held our shares. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “—Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such shareholder, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its shares of beneficial interest by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s shares. Instead, the distribution will reduce the adjusted basis of such shares of beneficial interest. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her shares of beneficial interest as long-term capital gain, or short-term capital gain if the shares of beneficial interest have been held for one year or less, assuming the shares of beneficial interest are a capital asset in the hands of the U.S. shareholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our shares generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax. The Medicare tax applies to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property subject to certain exceptions. Our dividends and the gain from the sale of our shares generally will be subject to the Medicare tax.

Taxation of U.S. Shareholders on the Disposition of Our Shares

A U.S. shareholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our shares as long-term capital gain or loss if the U.S. shareholder has held the shares for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. shareholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis. A shareholder’s adjusted tax basis generally will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. shareholder must treat any loss upon a sale or exchange of shares held by such shareholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of our shares may be disallowed if the U.S. shareholder purchases other shares within 30 days before or after the disposition.

Taxation of U.S. Shareholders on a Conversion of Preferred Shares

Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our common shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges our common shares received on a conversion of preferred shares for cash or other property.

Taxation of U.S. Shareholders on a Redemption of Preferred Shares

A redemption of preferred shares will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described above in “—Taxation of U.S. Shareholders on the Disposition of Our Shares”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our shares, (ii) results in a “complete termination” of the U.S. shareholder’s interest in all of our classes of shares or (iii) is “not essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine such tax treatment. If a redemption of preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable as a dividend, as described above in “—Taxation of Taxable U.S. Shareholders.” In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining share holdings in us. If the U.S. shareholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed shareholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. shareholder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed shareholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. shareholder could have gain even if such U.S. shareholder’s basis in all its shares of the redeemed class exceeded such portion.

The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed U.S. shareholder’s remaining, unredeemed preferred shares of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed U.S. shareholder. Instead, any unrecovered basis in the redeemed preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 39.6%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is currently 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property. Certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on net gains from the sale or other disposition of property, such as our shares of beneficial interest, subject to certain exceptions.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our shareholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (“UBTI”). Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance its acquisition of our shares with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares of beneficial interest must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our shares; or

•	a group of pension trusts individually holding more than 10% of the value of our shares collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Shareholders

The term “non-U.S. shareholder” means a holder of our shares that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our shares, including any reporting requirements.

Distributions

A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (“USRPI”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a

U.S. trade or business (conducted through a U.S. permanent establishment, where applicable), the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distribution, and a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. Except with respect to certain distributions attributable to the sale of USRPIs described below, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an applicable IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us; or

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income.

A non-U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its shares. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its shares, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our common stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. However, under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our common stock.

If withholding is required under FATCA on a payment related to our common stock, holders of our common stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our common stock.

For any year in which we qualify as a REIT, a non-U.S. shareholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in certain corporations at least 50% of whose assets consist of USRPIs. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We would be required to withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.

However, if a class of our shares of beneficial interest is regularly traded on an established securities market in the United States, capital gain distributions on that class of shares that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 5% of that class of shares at any time during the one-year period preceding the distribution. As a result, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common shares, Series H Preferred Shares and Series I Preferred Shares are regularly traded on an established securities market in the United States. If a class of our shares is not regularly traded on an established securities market in the United States or the non-U.S. shareholder owned more than 5% of the applicable class of shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. shareholder disposes of our shares during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.

Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our shares held by U.S. shareholders generally should be treated with respect to non-U.S. shareholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. shareholder’s proportionate share of such tax paid by us exceeds its actual federal income tax liability, provided that the non-U.S. shareholder furnishes required information to the IRS on a timely basis.

Dispositions

Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our shares if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a United States real property holding corporation. We believe that we are and will continue to be a United States real property holding corporation based on our investment strategy. However, despite our status as a United States real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test will be met. If a class of our shares is regularly traded on an established securities market, an additional exception to the tax under FIRPTA is available with respect to that class of our shares, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells the applicable class of our shares. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if:

•	that class of our shares is treated as being regularly traded under applicable Treasury regulations on an established securities market; and

•	the non-U.S. shareholder owned, actually or constructively, 5% or less of that class of our shares at all times during a specified testing period.

As noted above, we believe our common shares, Series H Preferred Shares and Series I Preferred Shares are regularly traded on an established securities market.

If the gain on the sale of our shares were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. shareholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain; or

•	the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. shareholder will incur a 30% tax on his or her capital gains.

Conversion of Preferred Shares

The conversion of preferred shares into our common shares may be a taxable exchange for a non-U.S. shareholder if our preferred shares constitute USRPIs. Even if our preferred shares constitute USRPIs, provided our common shares also constitute USRPIs, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of preferred shares into our common shares so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred shares constitute USRPIs and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of preferred shares for our common shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., a corporate or a non-corporate shareholder, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder’s common shares received over such non-U.S. shareholder’s adjusted basis in its preferred shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 10% of the value of the common shares.

Non-U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such shareholder exchanges our common shares received on a conversion of preferred shares for cash or other property.

Redemption of Preferred Shares

For a discussion of the treatment of a redemption of preferred shares for a non-U.S. shareholder, see “—Taxation of U.S. Shareholders on a Redemption of Preferred Shares.”

Information Reporting Requirements and Withholding

We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability.

FATCA imposes a U.S. federal withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligation requirements are satisfied. FATCA generally imposes a U.S. federal withholding tax at a rate of 30% on dividends on, and gross proceeds from the sale or other disposition of, our stock if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. If we determine withholding is appropriate in respect of our common stock, we may withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding. However, under delayed effective dates provided for in the Treasury Regulations and other IRS guidance, such required withholding will not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our common stock.

If withholding is required under FATCA on a payment related to our common stock, holders of our common stock that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). You should consult your own tax advisor regarding the effect of FATCA on an investment in our common stock.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. shareholder of shares made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders are urged consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Other Tax Consequences

Tax Aspects of Our Investments in the Operating Partnership and Subsidiary Partnerships

Substantially all of our investments are owned indirectly through the Operating Partnership, which owns the hotel properties either directly or through certain subsidiaries. The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. There is a risk that the right of a holder of units in the Operating Partnership to redeem the units for our shares could cause the units to be considered readily tradable on the substantial equivalent of a secondary market. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”). Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exception”), interests in a partnership will not be treated as readily tradable on a secondary market or a substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable years. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership is expected to qualify for the private placement exclusion in the foreseeable future. Additionally, if the Operating Partnership were a publicly traded partnership, we believe that the Operating Partnership would have sufficient qualifying rental income to satisfy the 90% passive income exception and thus would continue to be taxed as a partnership for federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership will be classified as a partnership for federal income tax purposes. If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT unless we qualified for certain relief provisions, because the value of our ownership interest in the Operating Partnership exceeds 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Distribution Requirements.” Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the

Operating Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Our Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of the proceeds of any offering to the Operating Partnership for in exchange for units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership’s existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership’s adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Our contribution of the proceeds of any future offering to the Operating Partnership may create a book-tax difference. Furthermore, the Operating Partnership may admit partners in the future in exchange for a contribution of appreciated or depreciated property, resulting in book-tax differences. Allocations with respect to book-tax differences are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis in the hands of the Operating Partnership of properties contributed in the future (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all our properties were to have a tax basis equal to their fair market value at the time of the contribution of cash or property and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (ii) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends.

Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in the Operating Partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to the Operating Partnership;

•	increased by our allocable share of the Operating Partnership’s income and our allocable share of indebtedness of the Operating Partnership; and

•	reduced, but not below zero, by our allocable share of the Operating Partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the Operating Partnership.

If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the Operating Partnership’s distributions, or any decrease in our share of the indebtedness of the Operating Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to The Operating Partnership. To the extent that the Operating Partnership acquires hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership’s initial basis in hotels acquired in exchange for units in the Operating Partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally will depreciate such depreciable hotel property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The Operating Partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions that are attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution, subject to certain adjustments. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “—Gross Income Tests.” We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

State, Local and Foreign Taxes

We and/or you may be subject to taxation by various states, localities and foreign jurisdictions, including those in which we or a holder of our securities transacts business, owns property or resides. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you are urged to consult your own tax advisors regarding the effect of state, local and foreign tax laws upon an investment in our securities.

SELLING SHAREHOLDERS

Information about selling shareholders of LaSalle Hotel Properties, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing shareholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our common shares, Series H Preferred Shares and Series I Preferred Shares, which are each currently listed on the NYSE. We currently intend to list any common shares sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business. Underwriters have from time to time in the past provided, and may from time to time in the future provide, investment banking services to us for which they have in the past received, and may in the future receive, customary fees.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the NYSE, 20 Broad Street, New York, New York 10005, on which our common shares are listed. We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

SEC rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 18, 2015;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on April 22, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on July 22, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on October 22, 2015;

•	our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 26, 2015 (excluding Item 7.01 and exhibit 99.1 of Item 9.01), January 28, 2015, May 7, 2015, and November 9, 2015 (excluding Item 7.01 and exhibit 99.1 of Item 9.01);

•	the description of our common shares in our Registration Statement on Form 8-A filed with the SEC on April 21, 1998, including any amendments and reports filed for the purpose of updating such description;

•	the description of our Series H Preferred Shares in our Registration Statement on Form 8-A filed with the SEC on January 24, 2011, including any amendments and reports filed for the purpose of updating such descriptions; and

•	the description of our Series I Preferred Shares in our Registration Statement on Form 8-A filed with the SEC on March 1, 2013, including any amendments and reports filed for the purpose of updating such descriptions.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us by contacting: Chief Financial Officer, LaSalle Hotel Properties, 7550 Wisconsin Avenue, 10th Floor, Bethesda, Maryland 20814, (301) 941-1500. You also may obtain copies of these filings, at no cost, by accessing our website at www.lasallehotels.com; however, the information found on our website is not considered part of this prospectus or any accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by DLA Piper LLP (US).

EXPERTS

The consolidated financial statements and schedule of LaSalle Hotel Properties as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which will be paid by the registrant.

SEC registration fee	$	*
NYSE listing fee		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee and transfer agent fees		**
Printing and engraving fees		**
Miscellaneous		**

Total	$	**

*	The payment of filing fees is deferred pursuant to Rules 456(b) and 457(r).
**	Estimated expenses are not presently known.

Item 15.	Indemnification of Directors and Officers.

The officers and trustees of the Company are and will be indemnified under Maryland and Delaware law, the declaration of trust and bylaws of the Company and the partnership agreement of the Operating Partnership against certain liabilities. The declaration of trust of the Company requires it to indemnify its trustees and officers to the fullest extent permitted from time to time under Maryland law. In addition, the Company has also entered into a separate indemnification agreement with each of its trustees and certain officers.

The declaration of trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former trustee or officer of the Company. The bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status.

The declaration of trust and bylaws also permit the Company to indemnify and advance expenses to any person who served as a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The bylaws require the Company to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

The partnership agreement of the Operating Partnership also provides for indemnification of the Company and its officers and trustees to the same extent that the Company’s declaration of trust and bylaws provide for indemnification to the Company’s officers and trustees. In addition, the partnership agreement limits the liability of the Company and its officers and trustees to the Operating Partnership and its partners to the same extent that the Company’s declaration of trust limits the liability of the Company’s officers and trustees to the Company and its shareholders.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by Maryland law for trustees and officers of Maryland corporations. Maryland law permits a corporation to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with Maryland law, the bylaws of the Company require it, as a condition to advance expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

The Company has entered into a separate indemnification agreement with each of its trustees and certain officers. The indemnification agreements require, among other things, that the Company indemnify its trustees and officers to the fullest extent permitted by law and advance to its trustees and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its trustees and officers pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits.

The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

3.1	Articles of Amendment and Restatement of Declaration of Trust (previously filed as Exhibit 3.1 to the Annual Report on Form 10-K (File No. 1-14045) filed with the SEC on February 18, 2015 and incorporated herein by reference)

3.2	Third Amended and Restated Bylaws (previously filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-14045) filed with the SEC on February 1, 2010 and incorporated herein by reference)

3.3	Articles Supplementary designating additional series of preferred shares*

4.1	Form of Common Share of Beneficial Interest (previously filed as Exhibit 4.1 to the Registration Statement on Form S-11 (File No. 333-45647) filed with the SEC on April 2, 1998 and incorporated herein by reference)

Exhibit Number	Description

4.2	Form of certificate evidencing the 7.50% Series H Cumulative Redeemable Preferred Shares (previously filed as Exhibit 4 to the Current Report on Form 8-K (File No. 1-14045) filed with the SEC on January 24, 2011)

4.3	Form of certificate evidencing the 6.675% Series I Cumulative Redeemable Preferred Shares (previously filed as Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-14045) filed with the SEC on March 4, 2013)

4.4	Form of Preferred Share of Beneficial Interest representing additional series of preferred shares*

4.5	Form of Indenture

4.6	Form of Debt Security*

4.7	Form of Deposit Agreement*

4.8	Form of Depositary Receipt *

4.9	Form of Warrant*

4.10	Form of Warrant Agreement and Warrant Certificate*

5.1	Opinion of DLA Piper LLP (US) re legality

8.1	Opinion of DLA Piper LLP (US) re tax matters

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Share Dividends

23.1	Consent of KPMG LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture**

*	To be filed by amendment of the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein by such registrant, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

With respect to any offering in which securities are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on November 13, 2015.

LASALLE HOTEL PROPERTIES

By:	/s/ BRUCE A. RIGGINS
Bruce A. Riggins
Executive Vice President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and trustees of LaSalle Hotel Properties, hereby severally constitute Michael D. Barnello and Bruce A. Riggins, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this registration statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL D. BARNELLO Michael D. Barnello	President, Chief Executive Officer and Trustee (principal executive officer)	November 13, 2015

/s/ JEFFREY T. FOLAND Jeffrey T. Foland	Trustee	November 13, 2015

/s/ DARRYL HARTLEY-LEONARD Darryl Hartley-Leonard	Trustee	November 13, 2015

/s/ WILLIAM S. MCCALMONT William S. McCalmont	Trustee	November 13, 2015

/s/ DENISE M. COLL Denise M. Coll	Trustee	November 13, 2015

/s/ STUART L. SCOTT Stuart L. Scott	Chairman of the Board	November 13, 2015

/s/ DONALD A. WASHBURN Donald A. Washburn	Trustee	November 13, 2015

Signature	Title	Date

/s/ BRUCE A. RIGGINS Bruce A. Riggins	Executive Vice President, Chief Financial Officer and Secretary (principal financial and accounting officer)	November 13, 2015

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement*

3.1	Articles of Amendment and Restatement of Declaration of Trust (previously filed as Exhibit 3.1 to the Annual Report on Form 10-K (File No. 1-14045) filed with the SEC on February 18, 2015 and incorporated herein by reference)

3.2	Third Amended and Restated Bylaws (previously filed as Exhibit 3.1 to the Current Report on Form 8-K (File No. 1-14045) filed with the SEC on February 1, 2010 and incorporated herein by reference)

3.3	Articles Supplementary designating additional series of preferred shares*

4.1	Form of Common Share of Beneficial Interest (previously filed as Exhibit 4.1 to the Registration Statement on Form S-11 (File No. 333-45647) filed with the SEC on April 2, 1998 and incorporated herein by reference)

4.2	Form of certificate evidencing the 7.50% Series H Cumulative Redeemable Preferred Shares (previously filed as Exhibit 4 to the Current Report on Form 8-K (File No. 1-14045) filed with the SEC on January 24, 2011)

4.3	Form of certificate evidencing the 6.675% Series I Cumulative Redeemable Preferred Shares (previously filed as Exhibit 4.1 to the Current Report on Form 8-K (File No. 1-14045) filed with the SEC on March 4, 2013)

4.4	Form of Preferred Share of Beneficial Interest representing additional series of preferred shares*

4.5	Form of Indenture

4.6	Form of Debt Security*

4.7	Form of Deposit Agreement*

4.8	Form of Depositary Receipt *

4.9	Form of Warrant*

4.10	Form of Warrant Agreement and Warrant Certificate*

5.1	Opinion of DLA Piper LLP (US) re legality

8.1	Opinion of DLA Piper LLP (US) re tax matters

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Share Dividends

23.1	Consent of KPMG LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture**

*	To be filed by amendment of the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.